Confidential Treatment
Exhibit 10.22
PORTIONS OF THIS EXHIBIT HAVE BEEN OMITTED AND FILED SEPARATELY WITH THE SECRETARY OF THE COMMISSION PURSUANT TO REGISTRANT’S APPLICATION OBJECTING TO DISCLOSURE AND REQUESTING CONFIDENTIAL TREATMENT UNDER RULE 406. THE OMITTED PORTIONS HAVE BEEN MARKED WITH BRACKETS.
MINIMUM PREMIUM ACCOUNTING AGREEMENT
BLUE CROSS AND BLUE SHIELD OF FLORIDA, INC.
HEALTH OPTIONS, INC.
and
STRATEGIC OUTSOURCING, INC.
Effective Date: March 1, 2005

BLUE CROSS AND BLUE SHIELD OF FLORIDA, INC.
HEALTH OPTIONS, INC.
MINIMUM PREMIUM ACCOUNTING AGREEMENT
TABLE OF CONTENTS

SECTION I	TERM OF THE AGREEMENT

SECTION II	BENEFIT PLAN

SECTION III	RATE SHEET

SECTION IV	MINIMUM PREMIUM CHARGE

SECTION V	LETTER OF CREDIT

SECTION VI	CLAIM LIABILITY CHARGE

SECTION VII	INDIVIDUAL EXCESS LIABILITY COVERAGE

SECTION VIII	TERMINATION PROVISIONS

SECTION IX	MODIFICATION OF RATES

SECTION X	LATE PAYMENT CHARGE

SECTION XI	RENEWAL

SECTION XII	GENERAL PROVISIONS

BCBSF/HOI

AGREEMENT TO PROVIDE
COMPREHENSIVE HEALTH CARE BENEFITS

     This is an Agreement (hereinafter “Agreement”) between the Blue Cross and Blue Shield of Florida Inc. (hereinafter referred to as “BCBSF”) and its subsidiary HEALTH OPTIONS, INC., (hereinafter referred to as “HOI”) located at 4800 Deerwood Campus Parkway, Jacksonville Florida 32246, (hereinafter jointly referred to as “the Plan”), and Strategic Outsourcing, Inc. (hereinafter referred to as “Employer/Plan Sponsor”) and the Strategic Outsourcing. Group Health Plan (hereinafter jointly referred to as “the Group”) located at 5260 Parkway Plaza Boulevard, Suite 140, Charlotte, NC 28217.
WHEREAS, the Group is a Professional Employer Organization (PEO) and requests BCBSF/HOI to provide health insurance and health maintenance organization products (hereinafter referred to as “the Product Offering”), to its Florida located client group employees; and

WHEREAS, BCBSF agrees to offer health insurance products; and

WHEREAS, HOI agrees to offer health maintenance organization products, and

WHEREAS, each of the parties to this Agreement seeks to set forth, in writing, the terms and conditions of this Agreement;

THEREFORE, the parties agree as follows:

I.	Term of the Agreement

This Agreement between the parties is for the period beginning March 1, 2005 (the effective date) and shall end on February 28, 2006 (the termination date), and will renew automatically unless otherwise terminated or revised in accordance with the provisions of this Agreement.

II.	Benefit Plan

The Plan agrees to administer the Group’s benefit plan (herein referred to as the “Benefit Contract”), which may be amended from time to time, and which is hereby incorporated by reference into and made a part of this Agreement.

III.	Rate Sheet

The rates, charges, and maximum amounts applicable to this Agreement are set forth in Exhibit A titled “Minimum Premium Accounting Agreement Rate Sheet,” which may be modified from time to time with the mutual consent of the parties and which is hereby incorporated by reference into and made a part of this Agreement.

IV.	Minimum Premium Charge

The Group shall pay to the Plan, each month, a Minimum Premium Charge. Such charge shall be equal to the product of the Minimum Premium rates then in effect multiplied by (times) the number of applicable contracts as determined by the Plan. This charge will include any commission or Fees to be paid to the Group’s agent/consultant at the level indicated by the Group. This charge is due and the Group shall pay this charge to the Plan by the first day of the month following the invoice date.

BCBSF/HOI

V.	Letter Of Credit

Prior to the effective date of this Agreement the Group shall provide the Plan an irrevocable Letter of Credit (“LOC”) solely in favor of the Plan in the amount set forth in Exhibit A. Such LOC shall be available to the Plan in the event any obligation of the Group under this Agreement is not, in the opinion of the Plan, fully satisfied on a timely basis by the Group. Such LOC must be acceptable to the Plan, and must be for a term that exceeds three (3) months beyond the term of this Agreement, or its renewal periods. The Group must provide additional irrevocable LOC’s that are acceptable to the Plan after quarterly review of the continued adequacy of the amount of the LOC and/or prior to any extension of this Agreement. Each such additional LOC must have a term that extends three (3) months beyond the extended term of this Agreement.

VI.	Claim Liability Charge
A.	The Group shall pay to the Plan, each month, a Claim Liability Charge.
1.	A monthly claims billing schedule will be established each year at renewal for the upcoming contract period. Approximately 15 days before the First day of each month, The Plan will submit to the Group a bill for the amount of expected claims to be paid during the forthcoming month. The Group agrees to pay to the Plan, each month, the amount of expected claims, in full, by the due date.

2.	At the end of each month, the Plan will provide the Group with a detailed printout of the previous month’s claims payments. In the event the actual claims are in excess of the estimated amount received on the first of the month, the Group will be notified by the Plan of the additional amount due the Plan for said month. The Group agrees to pay the total amount due to the Plan within 15 days of written notification. In the event the actual claims are less than the estimated claims, the Plan shall offset a future month’s estimated payment.

3.	For the purposes of this Section, actual Paid Claims is the sum total of all benefit checks written by the Plan (less refunds received), in accordance with the applicable Benefits Contract(s) and health care provider agreement(s), during the applicable current month for claims incurred during the term of this Agreement, as determined by the Plan. “Claims” or “paid claims” includes capitation, physician incentives, pharmacy, physician, hospital, other fee-for-services claims expenditures, and fees paid to other Blue Cross and/or Blue Shield Licensees for access to the applicable Plans’ network providers within the area covered by the other Blue Cross and/or /Blue Shield Plan. However, actual Paid Claims does not include Benefit checks (or refunds) for benefits which are determined by the Plan to be in excess of the Individual Excess Liability Coverage limit as described in section VII, and shown on Exhibit A.

4.	The Group’s payment of the Claim Liability Charge(s) to the Plan shall be paid either by Automatic Clearing House ACH or check. The Plan will notify the Group by secure email of the amount to be sent between the 10th calendar day and the last calendar day of each month. Payment is expected within 10 (ten) days of receipt of the bill. In the event the Plan does not receive payment of the Group’s Claim Liability Charge, the Plan has the right, in addition to any other rights set forth in this Agreement, to suspend all claims payments.
B.	In the month following the term of this agreement, the Plan will perform an accounting. This

BCBSF/HOI

accounting will establish the Policyholder Annual Limit (“PAL”). If the Paid Claims exceed the PAL, the Plan will reimburse the Group for the amount of the overage.
1.	The Policyholder Annual Limit is equal to the product of the Policyholder Annual Limit Factors then in effect multiplied by the number of applicable contracts.

For purposes of this Section, the number of applicable contracts each month shall be added to arrive at the sum of contracts for the number of months of the Term of the Agreement, or twelve (12) months of total enrollment (by tier and by plan). The number of applicable contracts for any given month shall be the number of contracts covered during the month three (3) months prior to that month, as determined by the Plan. However, for the first four (4) months following the effective date of this Agreement, the number of applicable contracts shall be the number of applicable contracts covered as of the effective date of this Agreement, as determined by the Plan. This 12 (twelve) month total will be averaged, or divided by 12, and rounded to the nearest whole number.

For purposes of this Agreement, Accumulated Surplus is equal to the aggregate amount, if any, of accumulated Policyholder Annual Limit amount(s) in excess of the accumulated actual Paid Claims, as determined by the Plan. Any Accumulated Surplus shall be carried forward year-to-year during the entire term, as it may be extended, to this Agreement, and shall be available to the Plan following the final settlement of this Agreement as set forth in Section VIII of this Agreement.

4.	For purposes of this Agreement, Accumulated Deficit is equal to the amount, if any, of accumulated actual Paid Claims in excess of the accumulated Policyholder Annual Limit amounts(s), as determined by the Plan. Any Accumulated Deficit shall be carried forward year-to-year during the entire term, as it may be extended, of this Agreement. If subsequent accountings show the Paid Claims to be under the Policyholder Annual Limit, then the Plan will bill the group for the amount of the accumulated deficit from prior years up to the difference between the Policyholder Annual Limit and the Paid Claims for that year. Payment to the Plan by the Group is to be made within ten (10) days of receipt of the bill.
VII.	Individual Excess Liability Coverage (Pooling)
A.	The Plan agrees to provide Individual Excess Liability Coverage (Pooling), whereby the Group’s maximum annual actual paid claims liability for any individual Insured of the Group is $250,000 (the Pooling Point), or the Pooling Point as may be amended and placed on the Exhibit A. The Plan will be responsible for any claims(s) incurred by such Insured in excess of the Pooling Point, provided that the claim: is covered under the terms of the Benefit Contract as determined by the Plan; is incurred subsequent to the original inception date of this Agreement; and is actually paid by the Plan during the current annual term of this Agreement as set forth in the Exhibit A, which is in effect. Any claims paid prior to the beginning of such term (i.e., paid prior to the most recent Anniversary Date of this Agreement) is not credited towards the Pooling Point for purposes of the current term’s calculation.

B.	The Group shall pay to the Plan, each month, in Individual Excess Liability Coverage charge. Such charge shall be equal to the product of the Individual Excess Liability Coverage rates then in effect multiplied by (times) the number of applicable contracts as determined by the Plan. This charge is due and the Group shall pay this charge to the Plan by the first day of the month following the invoice date.

BCBSF/HOI

C.	Upon termination of the Agreement, the Individual Excess Liability Coverage shall immediately terminate. The Plan has no liability under this Excess Liability Coverage Section for any claims paid after such termination date regardless of when the claim was incurred, even if the claims was incurred during the term of the Agreement. Upon termination of this Agreement, the parties will be liable for covered claims as set forth in Section VIII of this Agreement.
VIII.	Termination Provisions
A.	This Agreement may be terminated at any time by either party by giving the other party at least forty-five (45) days prior written notice of such termination.

B.	Upon termination of this Agreement by either party or automatically by its terms, for any reason, including termination for non-payment of any charges/fees due under this Agreement, the Group shall pay to the Plan the Policyholder Terminal Limit Charge. The Policyholder Terminal Limit Charge is equal to the product of the Policyholder Terminal Limit rates then in effect multiplied by the number of applicable contracts. The Group shall pay these total charges to the Plan in three (3) equal installments. The initial payment is due on the termination date of this Agreement. The second payment is due within thirty (30) days of the termination date of this Agreement. The third payment is due within sixty (60) days of the termination date of this Agreement. The Group shall pay these charges to the Plan within ten (10) days of the invoice date. The Group shall pay these charges in accordance with the banking procedures set forth in Section VI (A.4.) of this Agreement.

For purposes of this Section, the number of applicable contracts is determined as follows:
In the event this Agreement terminates prior to the end of the third month of its term, the number of applicable contracts shall be equal to the product of the average number of contracts covered under this Agreement each month multiplied by three (3), as determined by the Plan.

2.	In the event this Agreement terminates on or after the end of the third month of its term, the number of applicable contracts shall be equal to the sum of the number of contracts covered under this Agreement for each of the three (3) months immediately preceding the termination date of this Agreement, as determined by the Plan.
C.	Within a reasonable time period after the expiration of the eighteen (18) month period immediately following the date this Agreement terminated, the Plan will develop a final settlement and deliver such settlement to the Group. This final settlement will compare the total amount of funds actually paid to the Plan as Policyholder Terminal Limit Charges in accordance with this Section, to the total amount of claims paid by the Plan for claims incurred during the term of this Agreement but paid by the Plan during the eighteen (18) month period immediately following the date this Agreement was terminated (i.e., the claims run off liability).

In the event the total amount of funds actually paid to the Plan as Policyholder Terminal Limit Charges exceeds the claims run off liability, as determined by the Plan and indicated in the final settlement, the excess funds will be disposed of in the following order:
Retained by the Plan to the extent of any Accumulated Deficit existing as of the date immediately preceding the date this Agreement was terminated.

2.	Returned to the Group to the extent of any remaining excess funds after the Accumulated Deficit is satisfied.

BCBSF/HOI

3.	In the event the total amount of funds actually paid to the Plan as Policyholder Terminal Limit Charges is less than the claims run off liability, as determined by the Plan and indicated in the final settlement, the shortage of funds will be handled as follows:
The Group agrees to reimburse the Plan for such shortage of funds to the extent of the Accumulated Surplus, if any, existing as of the date immediately preceding the date this Agreement terminated. Such reimbursement is due and shall be made by the Group to the Plan, in full, immediately upon notice to the Group that a shortage of funds exists.

2	Any amount of shortage of funds in excess of the Accumulated Surplus existing as of the date immediately preceding the date this Agreement terminated will be absorbed by the Plan.
D.	Provided the Group has paid all monies owed to the Plan under this Agreement, the Plan shall be solely responsible for the payment of covered claims, as determined by the Plan, which were incurred during the term of this Agreement, and paid by the Plan after the end of the eighteen (18) month period immediately following the date this Agreement terminated, provided, however, that any such claim must have been filed with the Plan within the fifteen (15) month period immediately following the date the claim was incurred.
IX.	Modification of Rates

Rates/charges/maximum amounts for the initial year the Group is enrolled with the Plan are not subject to change, provided there is no material change to the Benefit Plan, the enrollment, or any other risk factor, as determined by the Plan. Following such initial year all rates/charges/maximum amounts set forth in Exhibit A (i.e., the Rate Sheet) of this Agreement are subject to change by the Plan at any time following at least forty-five (45) days prior written notice to the Group. The modified rates/charges/maximum amounts, including renewal rates/charges/maximum amounts, will be set forth and presented to the Group on a revised Exhibit A form. All other provisions of this Agreement shall remain in effect without modification.

X.	Late Payment/Charge

In the event the Group fails to make any payment due under this Agreement, in full, prior to the applicable due date, such payment may be made to the Plan up to ten (10) days after such due date without penalty. Payments received by the Plan eleven (11) to thirty-one (31) days after such due date are subject to a late payment charge as set forth in Exhibit A. The Group shall pay any late payment charge to the Plan immediately upon receipt of the notice of such charge. In the event any charge under this Agreement is not paid, in full, by the Group to the Plan within thirty-one (31) days after the applicable due date, this Agreement will automatically terminate as of the applicable due date and the provisions of Section VIII will govern. In the event this Agreement terminates retrospectively for any reason, the Group shall be liable, in addition to all other liabilities set forth in this Agreement, for any claim(s) paid by the Plan which were incurred after the termination date.

XI.	Renewal

This Agreement shall automatically renew/extend for additional one year period(s) on each Anniversary Date at the rates then in effect (the renewal rates), unless either party notifies the other party of its intent not to extend this Agreement at least forty-five (45) days prior to the applicable Anniversary Date. The renewal rates/charges/maximum amounts will be set forth and presented to the Group on a revised Exhibit A form.

BCBSF/HOI

XII.	General Provisions
A.	Inconsistencies

If any provision(s) of this Agreement is in any way inconsistent with a provision(s) of the Benefit Contract then the provision(s) of this Agreement shall prevail, and the inconsistent provision(s) of the Benefit Contract shall be deemed modified, but only to the extent necessary to implement the intent of the parties as expressed herein.

B.	Survival

The rights and obligations of the parties as set forth herein shall survive the termination of this Agreement to the extent necessary to effectuate the intent of the parties as expressed herein.

C.	Waiver of Breach

The failure by either party at any time to enforce or to require the strict adherence to any provision of this Agreement shall not be deemed to be a waiver of such provision or any other provision of this Agreement.

D.	Governing Law

This Agreement and the rights of the parties hereunder shall be construed according to the laws of the State of Florida.

E.	Severability

In the event any provision of this Agreement is deemed to be invalid or unenforceable, all other provisions shall remain in full force and effect.

F.	Amendment

This Agreement may be amended at any time by the Plan, without the consent of the Group, any Member, or any other person, upon at least thirty (30) days prior notice to the Group. No agent or person, except a duly authorized officer of the Plan, has the authority to amend this Agreement. This Agreement may be amended by the Group upon at least sixty (60) days written notice to the Plan, provided such amendment is signed in advance by a duly authorized representative of the Group and by a duly authorized officer of the Plan.

G.	Entire Agreement

This Agreement, including Exhibit A, the application for coverage (e.g., the True Group Application), which is hereby incorporated by reference into and made a part of this Agreement, and the Benefit Contract(s), constitute the entire Agreement between the Group and the Plan. Any prior agreements, promises, or representations, either oral or written, relating to the subject matter of this Agreement, and not expressly set forth in this Agreement are of no force or effect.

H.	Notices

Any notice required or permitted under this Agreement shall be deemed given if hand delivered or if mailed by United States mail, or an overnight mail service (e.g., Federal Express), postage

BCBSF/HOI

prepaid, to the applicable address as set forth above or to such other address as a party may designate in writing to the other party. Such notice shall be deemed effective as of the date so deposited or delivered.

BCBSF/HOI

IN WITNESS WHEREOF, each of the parties to this Agreement, through their duly authorized representative, hereby acknowledges that they have read and understand this Agreement and agree to be bound by its terms.

STRATEGIC OUTSOURCING, INC.

By:	/s/ Sarah M. Smith

Name:	Sarah M. Smith

(typed)

Title:	VP Benefits

Date:	3/9/2006

BLUE CROSS AND BLUE SHIELD OF
FLORIDA, INC.

By:	/s/ William Coats

Name:	William Coats

(typed)

Title:	Vice President Group Underwriting

Date:	3/14/06

BCBSF/HOI

Exhibit A
MINIMUM PREMIUM ACCOUNTING AGREEMENT
RATE SHEET
FOR
STRATEGIC OUTSOURCING, INC.
GROUP NO. 44872
Term: March 1, 2005 through February 28, 2006

	Single		Employee+Sp		Employee+Child		Employee+Family

Minimum Premium Rates:
PPO 702	$	[___]	$	[___]	$	[___]	$	[___]
PPO 704	$	[___]	$	[___]	$	[___]	$	[___]
HMO	$	[___]	$	[___]	$	[___]	$	[___]

Individual Excess Liability Coverage Rates:
PPO 702	$	[___]	$	[___]	$	[___]	$	[___]
PPO 704	$	[___]	$	[___]	$	[___]	$	[___]
HMO	$	[___]	$	[___]	$	[___]	$	[___]

Policyholder Annual Limit Factors:
PPO 702	$	[___]	$	[___]	$	[___]	$	[___]
PPO 704	$	[___]	$	[___]	$	[___]	$	[___]
HMO	$	[___]	$	[___]	$	[___]	$	[___]

Policyholder Terminal Limit Rates:
PPO 702	$	[___]	$	[___]	$	[___]	$	[___]
PPO 704	$	[___]	$	[___]	$	[___]	$	[___]
HMO	$	[___]	$	[___]	$	[___]	$	[___]

Individual Excess Liability Coverage — Pooling level:						$250,000
Letter of Credit amount:	$	[___]
Late Payment Charge 1.5% per month of amount in arrears.

BCBSF/HOI